SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

REXHALL INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

_________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

REXHALL INDUSTRIES, INC.
46147 7th Street West
Lancaster, California 93534

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Rexhall Industries, Inc. ("Company") will be held at the Lancaster plant, 46147 7th Street West, Lancaster, California 93534 on Wednesday, December 29, 2004, at 11:00AM PDT, for the following purposes:

    1.    To elect its Board of Directors to serve for the ensuing year;
    2.    To consider and act upon a proposal to ratify the appointment of Cacciamatta Accountancy Corporation as the independent accountants of the Company for the year ending December 31, 2004.
    3.    To transact such other business as may properly come before the meeting or any adjournments thereof.

The stock transfer books of the Company will not be closed, but only holders of common stock of record at the close of business on November 16, 2004 will be entitled to vote at the meeting.

Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event that you find it convenient to attend.

By order of the Board of Directors REXHALL INDUSTRIES, INC.

/s/ Cheryl L. Rex
Cheryl L. Rex
Corporate Secretary

DATED: December 3, 2004
Lancaster, California

REXHALL INDUSTRIES, INC.
46147 7th Street West
Lancaster, California 93534

ANNUAL MEETING OF SHAREHOLDER
TO BE HELD WEDNESDAY, DECEMBER 29, 2004 at 11:00AM PDT

PROXY STATEMENT

SOLICITATION OF PROXIES

Your proxy is solicited on behalf of the Board of Directors of Rexhall Industries, Inc. ("Company") for use at the annual meeting of shareholders to be held on the above date at 46147 7th Street West, Lancaster, California, 93534. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares will be voted for the election of the five (5) nominees for director named herein and for ratification of the appointment of Cacciamatta Accountancy Corporation as the independent accountants of the Company for the year ending December 31, 2004. A proxy given by a shareholder may be revoked at any time before it is exercised by notifying the Secretary of the Company in writing of such revocation, by giving another proxy bearing a later date, or by attending and voting in person at the meeting.

The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of common stock of the Company.

The Company's annual report, including financial statements for its fiscal year ended December 31, 2003, is being mailed to all shareholders concurrently herewith. The annual report is not part of the proxy materials.

The Company's annual report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, is available without charge upon written request of the Secretary of the Company at the address set forth above.

This Proxy Statement and the accompanying Proxy were first mailed to shareholders on or about December 3, 2004.

Holders of common stock of record at the close of business on November 16, 2004 will be entitled to vote at the meeting. There were 5,872,700 shares of common stock outstanding on that date. Each share is entitled to one vote and a majority of the shares of common stock outstanding is necessary to constitute a quorum for the meeting. The shareholders have cumulative voting rights in the election of directors. Under the cumulative voting method, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the shareholder desires. A shareholder may not cumulate his votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and unless a shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. If any shareholder gives such notice, all shareholders may then cumulate their votes.

1

Shares that are voted "FOR" or "AGAINST" in the case of proposal numbers 1 or 2 and shares that are indicated withheld from authority to vote particular to any director(s) in the case of proposal number 1 will be treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting ("Votes Cast") with respect to such matter. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against proposal number 2. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company's directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The Company’s Bylaws currently provide for a variable board of directors within a range of between four and seven members, with the number currently set at five (5). No proxy will be voted for more than five (5) nominees for director.

Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitutes the Company's Board of Directors. The Company is advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominees become unavailable or unable to serve as a director of the Company prior to voting, the proxy holders will vote for a substitute nominee in the exercise of their best judgment.

Information Concerning Nominees: Information concerning the nominees based on data furnished by them is set forth below:

William J. Rex, 54

Mr. Rex, a founder of the Company, has served as the Company's Chief Executive Officer from its inception as a general partnership in 1986. Upon commencing operations in corporate form in January 1987, Mr. Rex also became the Company's President and Chairman of the Board, offices which he continues to hold. From March 1983 until founding the Company, Mr. Rex served in various executive capacities for Establishment Industries, Inc., a manufacturer of Class A and Class C motorhomes which was acquired in June 1985 by Thor Industries, Inc., a large manufacturer of recreational vehicles. His last position with Establishment Industries, Inc. was President. From 1970 until March 1983, Mr. Rex was employed in various production capacities by Dolphin Trailer Company, a manufacturer of a wide range of recreational vehicles products. At the time he left Dolphin Trailer Company (which changed its name to National R.V., Inc. in 1985), Mr. Rex was Plant Manager in charge of all production and research and development.

2

Robert A. Lopez, 64

Mr. Robert A. Lopez has served as a director since May 26, 1993. He retired from Nickerson Lumber and Plywood in February 2003, when the company was sold. Mr. Lopez started his employment with Nickerson as an outside salesman in 1969 and in 1980 he became a partner. He was elected as President of Nickerson in 1981 and served in that capacity until his retirement. His background is primarily in marketing products to residential builders, manufactured housing and recreational vehicle assemblers. In his spare time, Mr. Lopez is a member of the San Fernando Rangers, a non-profit organization working to use horses as therapeutic conditioning for mentally and physically disabled children.

Dr. Dennis K. Ostrom, 62

Dr. Dennis K. Ostrom has served as a director since July 12, 1999. He received his BS, MS and Ph.D. degrees in Engineering from the University of California, Los Angeles. He majored in structural mechanics and dynamics. Dr. Ostrom is a Professional Civil Engineer in the State of California and since 1996 has served as a consultant for San Diego Gas & Electric, Pacific Gas & Electric and Southern California Edison. Dr. Ostrom was employed by Southern California Edison Company from 1970-1996. His position was that of a Consultant. His job was formulating technical strategy and policy and relating the same to the California Energy Commission, California Public Utilities Commission, Nuclear Regulatory Commission and local regulatory agencies. From 1988 to 2002, Dr. Ostrom was a member of the Board of Directors for Keysor Century, Inc., in Saugus, California. In addition to his consulting work, Dr. Ostrom is a Planning Commissioner for the City of Santa Clarita.

Anthony J. Partipilo, 56

Mr. Anthony J. Partipilo has served as a director since November 25, 2003. He has been a practicing attorney in the State of California for over 30 years. He previously served as Chief Financial Officer/Vice President of Administration and Legal for Rexhall Industries, Inc., during 1997-1998. Mr. Partipilo is presently Associate Director/Supervising Attorney for Imhoff and Associates, PC, a Law Firm.

James C. Rex, 56

Mr. James C. Rex has served as a director since May 15, 2004. He has been employed in the recreational vehicle industry since 1973, when he began his career with Dolphin Trailer Company. In 1983, Mr. Rex was hired by Establishment Industries to manage its Service and Warranty Department. He was later promoted to Vice President of Production where he oversaw the production of Class A and Class C motorhomes. In 1993, Mr. Rex was hired by the Company to manage the Company’s Customer Service Department. In 1995, he was promoted to National Director of Warranty and Service, and in 2002 to Vice President and General Manager of Consumer Affairs, and oversees the Company’s Sales and Service Center in Lancaster, California.

3

Except for William J. and James C. Rex, who are brothers, there are no family relationships between any directors or executive officers of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

Compensation of Directors

Outside directors receive $2,000 monthly for serving the Company as members of the Board. Directors may also be reimbursed for reasonable expenses relating to attendance at meetings of the Board or a Committee of the Board.

Committees and Attendance at Board Meetings

Eight Board of Directors meetings were held in 2003. Each incumbent director attended at least 75% of the aggregate of all meetings held by (i) the board of directors while such person served as a director and (ii) those committees of the board of directors on which such director served during his tenure on the board.

The following are the Committees of the Board of Directors:

Audit Committee:

The Audit Committee of the Board of Directors reviews and monitors the corporate financial reporting as well as the internal and external audits of the Company, including among other things, the Company's internal audit and control functions, the results and scope of the annual audit and other services provided by the Company's independent auditors, and the Company's compliance with legal matters that may have a significant impact on the Company's financial reports. In addition, the Audit Committee has the responsibility to consider and recommend the employment of, and to review fee arrangements with, the Company's independent auditors. The Audit Committee also monitors transactions between the Company and its officers, directors and employees for any potential conflicts of interest. The Audit Committee met 17 times during fiscal 2003.

The Audit Committee consists of Robert A. Lopez, Anthony J. Partipilo and Dennis K. Ostrom. Each member of the Company's Audit Committee is an "independent director" as that term is defined under the applicable listing standards of The Nasdaq Stock Market. The Board of Directors has also determined that Anthony J. Partipilo is an “audit committee financial expert” (as defined by the SEC rules and regulations). The Audit Committee has adopted a written charter, which is attached to this Proxy Statement as Appendix A.

4

Compensation Committee:

The Compensation Committee is responsible for reviewing and reporting to the Board on the recommended annual compensation for executive officers including salary, bonuses, and other forms of compensation. The Compensation Committee met once in 2003. The Compensation Committee consists of Robert A. Lopez and Anthony J. Partipilo. Each member of the Company's Compensation Committee is an "independent director" as that term is defined under the applicable listing standards of The Nasdaq Stock Market

Director Nominations

The Company has no separate standing, nominating or similar committee (with or without a charter) whose function is to consider or recommend nominees to the Board of Directors. The Board of Directors believes that it is appropriate for the Company not to have a separate nominating committee because the Company is a “Controlled Company” as defined in Rule 4350(c)(5) of the Nasdaq Marketplace Rules, as currently in effect, in that William J. Rex (together with his wife) beneficially owns more than 50 percent of the voting power of the Company’s outstanding shares. As a Controlled Company, the Company is exempt from the Nasdaq Marketplace Rule pertaining to the nomination of directors.

Attendance at Annual Meetings

Members of the Board of Directors are encouraged, but not required, to attend the Company’s annual meeting of shareholders. All of the incumbent directors who were then members of the Board attended the 2003 annual meeting of shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The following table sets forth information regarding the ownership of the Company’s Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors and director nominees beneficially owning Common Stock, (iii) each of the Company’s executive officers named in the Summary Compensation Table under “Executive Compensation” below who beneficially own Common Stock, and (iv) all of the Company’s officers and directors as a group:

	Number of	Percent of
	Shares	Outstanding
Name of Beneficial Owner	Beneficially	Shares at
or Identity of Group	Owned (1)	November 16, 2004

Trust of William J. Rex	3,247,000	55.3%
And Cheryl L. Rex
c/o Rexhall Industries
46147 7th Street West
Lancaster, California 93534

James C. Rex	10,000	(2)

All Directors and
Officers as a Group	3,257,000	55.5%

(1)    William J. Rex and Cheryl L. Rex have voting and investment power with respect to all shares of Common Stock shown as beneficially owned by the trust.

(2)    Less than one percent.

5

EXECUTIVE COMPENSATION

The following table sets forth certain information as to the Company’s Chief Executive Officer and the only other Executive Officer of the Company whose salary and bonus exceeded $100,000 for the year ended December 31, 2003:

SUMMARY COMPENSATION TABLE
Annual Compensation

				Bonus
Name and				Accrued	Other Annual
Principal Position	Year	Salary ($)	Bonus Paid	Not-Paid	Compensation[1]
William J. Rex	03	249,600	72,354	4,896	-----
Chief Executive Officer	02	235,200(2)	87,100	22,342	-----
and President	01	237,100(2)	150,100	-----	-----

James C. Rex (3)	03	72,800	48,586	-----	-----
Vice President and General	02	67,200	46,800	-----	-----
Manager of Consumer Affairs	01	52,000	49,700	-----	-----

(1)	The unreimbursed incremental cost to the Company of providing perquisites and other personal benefits during 2003 did not exceed, as to any named officer, the lesser of $50,000 or 10% of the total 2003 salary and bonus paid to such named officer and, accordingly, is omitted from the table. These benefits included amounts allocated for personal use of a company-owned automobile provided to William J. Rex.

(2)	Immediately following the tragic events of September 11, 2001, William J. Rex took a 20% pay cut which was reinstated in April 2002.

(3)	Mr. James C. Rex is the brother of Mr. William J. Rex.

Option Grants and Exercises

The Company has no option or similar plan or any outstanding options. There were no options granted or exercised during the year ended December 31, 2003.

Employment Agreement

On July 5, 2001, the Company renewed for five years (expires July 31, 2006) an employment agreement with William J. Rex. The employment agreement provides for an annual salary of $250,000 plus a bonus determined monthly equal to 10% of income before bonus and taxes. There are no change-of-control arrangements in the employment agreement.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers has served or currently serves on a board of directors or on a compensation committee of any other entity that had officers who served on the Company’s board of directors.

6

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and 10% or greater stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

The Company’s believes, based solely on a review of the copies of such reports furnished to the Company, that each report required of the Company’s executive officers, directors and 10% or greater stockholders was duly and timely filed during the year ended December 31, 2003.

Certain Relationships and Related Transactions

In December 2000, the Company and Mr. William J. Rex, its President and Chief Executive Officer, purchased a partially completed building on 1.7 acres in Acton, California for $401,000. The Company and Mr. Rex each contributed 50% of the purchase price and agreed to share equally in the final construction of the building on the property. In the first quarter of 2004, the Company decided to list the property for sale. The Company paid $151,000 on behalf of Mr. Rex in exchange for a $151,000 note receivable. The note is secured by the executive’s interest in the property. The note bears interest at a rate as defined by Regulation 1.1274-4 of Internal Revenue Code of 1986, (5.12% at December 31, 2003). The largest amount owing to the Company on this loan during 2003 was $159,000 (which includes accrued interest) and at December 31, 2003 $159,000 was owed on this loan. There have been no amendments to this loan since it was made.

7

AUDIT COMMITTEE REPORT

To the Board of Directors of Rexhall Industries, Inc.:

The Audit Committee of the board is responsible for providing an independent, objective oversight of the Company's accounting functions and internal controls. Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In fulfilling its oversight responsibilities during 2003, the Audit Committee periodically:

▪	reviewed the unaudited and audited financial statements with management and the Company’s independent auditors;

▪	discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and the Company’s independent auditors;

▪	reviewed the Company’s financial controls and financial reporting process; and

▪	reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

The Audit Committee also reviewed with the Company’s independent auditors, who were responsible in 2003 for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality and not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under accounting principles generally accepted in the United States. The Committee periodically met with the Company’s independent auditors to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee also discussed with the independent accountants the matters required by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

8

The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, or under the Securities and Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

/s/ Robert A. Lopez      /s/ Dennis Ostrom         /s/ Anthony J. Partipilo
Committee Chairman    Committee Secretary    Committee Member

COMPENSATION COMMITTEE REPORT

Executive officers are compensated based on the following factors as determined by the Board of Directors: (1) the financial result of the Company during the prior year; (2) compensation paid to executive officers in prior years; (3) extraordinary performance during the year; and (4) compensation of executive officers employed by competitors.

Based upon the criteria, the Compensation Committee reviewed the employment contract of William J. Rex and found no reason or justification to seek to alter or change the agreement. The pertinent facts of the employment agreement with William J. Rex are as follows: On July 5, 2001, the Company renewed for 5 years (expires July 31, 2006) an employment agreement with William J. Rex. The employment agreement provides for an annual salary of $250,000 plus a bonus determined monthly equal to 10% of income before bonus and taxes.

Based upon the above criteria, the Compensation Committee reviewed the compensation for James C. Rex, VP and General Manager of Consumer Affairs. The Compensation Committee found James C. Rex compensation to be reasonable in light of the set criteria.

Respectfully submitted,

/s/ Robert A. Lopez
/s/ Anthony J. Partipilo
Robert A. Lopez
Anthony J. Partipilo

COMPARATIVE SHARE PERFORMANCE

The graph below compares the cumulative total shareholder return on the Common Shares of Rexhall for the last five fiscal years with the cumulative total return on the Standard & Poor's (S&P) 500 Index over the same period (assuming the investment of $100 in Rexhall's Common Shares, the S & P 500 Index and the below mentioned Peer Group Index on December 31, 1999).

9

REXHALL INDUSTRIES, INC.
Share Price Performance

INDEXED TOTAL RETURN - BASE 100

BASE YEAR = 100: 12/31/99

Company Name	12/99	12/00	12/01	12/02	12/03
REXHALL INDUSTRIES, INC.	100.00%	58.01%	70.12%	68.36%	63.28%
S&P 500	100.00%	60.71%	47.93%	32.82%	49.23%
Peer Group Index
Coachmen Industries	100.00%	71.07%	82.71%	110.43%	128.93%
Monaco Coach	100.00%	69.19%	128.34%	97.12%	139.68%
Fleetwood Enterprises	100.00%	54.08%	59.20%	41.01%	53.61%
National RV Holdings	100.00%	60.05%	50.91%	31.06%	51.69%
Thor Industries, Inc.	100.00%	65.85%	124.90%	233.06%	382.04%

10

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Dismissal of KPMG and Change to Beckman, Kirkland & Whitney

KPMG LLP ("KPMG") was the Company's auditors from 1998 to 2001. On December 30, 2002, the Audit Committee of the Company dismissed KPMG as the Company's independent auditors. KPMG’s report on the Company’s financial statements for the years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Except as described below, during the years ended December 31, 2000 and December 31, 2001 and the subsequent interim periods preceding the date of dismissal, there were no disagreements (as defined in Item 304(a) (1) (iv) of Securities and Exchange Commission Regulation S-K).

During the subsequent interim periods preceding the date of dismissal, the Company concluded that an incorrect number was recorded for its raw material inventory during the first quarter of 2002, and it would need to restate the financial information in its Form 10-Q for the first quarter. Initially, the Company and KPMG disagreed on the scope and timing of the independent investigation related to this error, which commenced in August of 2002. Ultimately, this disagreement was resolved with both the second quarter and restated first quarter 10-Q’s being filed after the independent investigation was completed in late September, which identified no further changes were needed to the first quarter’s financial statements other than what had been originally identified by management.

Except as described below, during the years ended December 31, 2000 and December 31, 2001 and the subsequent interim periods preceding the date of dismissal, there were no reportable events (as defined in Item 304(a) (1) (v) of Securities and Exchange Commission Regulation S-K).

During the subsequent interim periods preceding the date of dismissal, KPMG proposed a significant increase in audit scope for the year-end audit of 2002. KPMG communicated to the Audit Committee of the Board of Directors that various factors contributed to the increase, including their belief that there was both a reduction in the number of personnel in the accounting and financial reporting departments, and a reduction in the level of experience of personnel with accounting and reporting responsibilities, and their belief that they would be unable to rely upon internal controls related to information technology systems and inventory.

KPMG also proposed a very significant increase in the billing rates it had used in the past for the Company, which led to the Company’s Audit Committee to solicit bids for the upcoming 2002 yearend audit.

As the Company announced in its press release dated March 7, 2003, the Company’s Audit Committee gave consideration to the information provided by KPMG with respect to their proposed increase in fees. The Audit Committee shared this information with Beckman Kirkland & Whitney (“BKW”), and requested BKW to perform additional tests and procedures as part of its audit for the year ended December 31, 2002 and to report to the Audit Committee with respect to the internal controls of the Company related to information technology systems and inventory.

The decision to dismiss KPMG was recommended by the Audit Committee and unanimously approved by the Company’s Board of Directors.

11

During the years ended December 31, 2000 and December 31, 2001 and the subsequent interim periods, the Company did not consult with BKW regarding either (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a) (l) (iv) of Regulation S-K) or a reportable event (as defined in Item 304(a) (l) (v) of Regulation S-K).

The decision to engage BKW was recommended by the Company’s Audit Committee and unanimously approved by the Company’s Board of Directors.

Resignation of BKW and Change to Cacciamatta Accountancy Corporation

By letter dated March 4, 2004, BKW resigned as the independent accountants for the Company because BKW’s application with the Public Company Accounting Oversight Board (the “PCAOB”) was still pending approval. Until such approval, BKW was unable to issue audit reports on the financial statements of public companies subject to SEC regulations and therefore appeared it could not issue an audit report on the Company’s financial statements at and for the year ended December 31, 2003. BKW was unable to estimate when the PCAOB would complete its review process and therefore resigned in order to protect the interests of the Company.

On March 5, 2004, the Company, upon the recommendation of its audit committee, engaged Cacciamatta Accountancy Corporation (“CAC”), located in Irvine, California, to serve as its new auditors.

BKW reported on the Company’s financial statements at and for the year ended December 31, 2002. The audit report of BKW on the Company’s financial statements as of and for the year ended December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2002 and December 31, 2003 and the subsequent interim period to the date hereof, there were none of the following involving the Company and BKW: (i) any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BKW’s satisfaction, would have caused BKW to make reference to the subject matter of the disagreement in connection with its report; or (ii) a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the years ended December 31, 2002 and December 31, 2003 and the subsequent interim periods, the Company did not consult with CAC regarding (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a) (1)(v) of Regulation S-K).

12

Ratification of Appointment of CAC for 2004

Although not required by California law, the Company seeks shareholder ratification of the appointment of the Company’s auditors at each annual meeting. In the event the necessary vote is not obtained, the matters will be returned to the Board of Directors and Audit Committee for consideration of alternatives. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm anytime during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Cacciamatta Accountancy Corporation are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF CACCIAMATTA ACCOUNTANCY CORPORATION AS THE INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by the Company’s principal accountants for professional services rendered for the years ended December 31, 2003 and 2002:

Fee Category	2003 Fees ($)	2002 Fees ($)
Audit Fees	155,000	116,000
Audit-Related Fees	—	246,000
Tax Fees	12,000	12,000

All Other Fees	—	—

Total Fees	167,000	374,000

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally required in connection with statutory and regulatory filings or engagements.

13

Audit-Related Fees. Consists of fees billed for professional services rendered in conjunction with the Company’s restatement of its results of operations for the first quarter ending March 31, 2002.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees. Not applicable

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

 The Audit Committee’s policy is to pre-approve all audit and permissible non-audit related services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

14

SHAREHOLDER PROPOSALS

Shareholders are hereby notified that if they wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 2005 annual meeting of shareholders, they must deliver a written copy of their proposal no later than August 5, 2005. Proposals must comply with the proxy rules relating to shareholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act"), in order to be included in the Company's proxy materials. Shareholders who wish to submit a proposal for consideration at the Company's 2005 annual meeting of shareholders, but who do not wish to submit the proposal for inclusion in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act, must deliver a written copy of their proposal no later than October 19, 2005. In either case, proposals should be delivered to Rexhall Industries, Inc., 46147 7th Street West, Lancaster, CA 93534 to the attention of Mrs. Cheryl Rex, Corporate Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail return receipt requested.

OTHER BUSINESS

The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

By order of the Board of Directors REXHALL INDUSTRIES, INC.

/s/ Cheryl L. Rex
Cheryl L. Rex
Corporate Secretary

DATED: December 3, 2004
Lancaster, California

15

Appendix A

Audit Committee Charter

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
REXHALL INDUSTRIES, INC.
(as approved by the Audit Committee as of May 3, 2004)

PURPOSE

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Rexhall Industries, Inc. (the "Company") shall be to oversee the Company's accounting practices, system of internal controls, audit processes, and financial reporting processes.

The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

MEMBERSHIP

The members of the Committee will be nominated by, will be appointed by, and will serve at the discretion of, the Board. The Committee will consist of at least three (3) members of the Board who meet the following criteria (in each case to the extent that such requirements are effective from time to time):

1.    Each member will be an independent director in accordance with the rules of the Nasdaq Stock Market ("Nasdaq") and the rules of the Securities and Exchange Commission ("SEC");

2.     Each member will be able to read and understand fundamental financial statements, in accordance with the rules of Nasdaq;

3.    At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, in accordance with the rules of Nasdaq; and

4.    At least one member will be a "financial expert" in accordance with the rules of Nasdaq and the rules of the SEC.

5.    One member of the Committee shall be designated by the Board as the Committee's Chairperson.

RESPONSIBILITIES AND AUTHORITY

The responsibilities and authority of the Committee shall include:

Processes, Controls and Risk Management

1.    Reviewing periodically the Company's financial reporting processes and disclosure controls and processes, based on consultation with the Company's management and independent auditors;

2.    Reviewing periodically the adequacy and effectiveness of the Company's internal control policies and procedures, including the responsibilities, budget and staffing of the Company's internal audit function, based on consultation with the Company's management and independent auditors;

16

3.    Reviewing the reports prepared by management, and attested to by the Company's independent auditors, assessing the adequacy and effectiveness of the Company's internal controls and procedures, prior to the inclusion of such reports in the Company's periodic filings as required under the rules of the SEC;

4.    Discussing guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with the Company's management and independent auditors;

Independent Auditors

5.    Appointing, approving the compensation of and overseeing the work of the Company's independent auditors; in this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent auditors and the independent auditors shall report directly to the Committee;

6.    Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is permissible);

7.    Discussing with the Company's independent auditors the independent auditors' annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used, and any other matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

8.    Obtaining and reviewing at least annually a report by the Company's independent auditors describing:

•  The independent auditors' internal quality-control procedures;

•  Any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

•  A formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, as it may be modified or supplemented, and reviewing and discussing with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors; in this regard, the Committee shall recommend that the Board take appropriate action, if necessary, to ensure the independence of the auditors;

9.    Reviewing periodically with management, the Company's independent auditors and the internal auditors (or other persons responsible for the Company's internal audit function):

•  The results of the annual audit of the Company, including any significant findings, comments or recommendations of the independent auditors and internal auditors (or other persons responsible for the Company's internal audit function) together with management's responses thereto; and

•  Any significant changes in the Company's accounting principles or the methods of applying the Company's accounting principles;

10.    Reviewing periodically with the independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management;

17

SEC Reports and Other Disclosure

11.    Reviewing with:

•  Management and the Company's independent auditors, before release, the audited financial statements and unaudited interim financial statements; and

•  Management, before release, the Company's earnings announcements or financial releases and Management's Discussion and Analysis (MD&A) in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q;

12.    Directing the Company's independent auditors to review, before filing with the SEC, the Company's interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

13.    Overseeing compliance with the disclosure requirements of the SEC, including disclosure of information regarding auditors' services and audit committee members, member qualifications and activities;

Other Responsibilities and Authority

14.    Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

15.    Reviewing and approving all related party transactions in accordance with the rules of Nasdaq;

16.    Reviewing, approving and monitoring the Company's code of ethics for senior financial officers;

17.    Establishing hiring policies regarding employment of employees, or former employees, of the Company's independent auditors;

18.    Reviewing the Committee's own charter, structure, processes and membership requirements; and

19.    Performing such other duties as may be requested by the Board.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibility with full access to all books, records, facilities and personnel of the Company.

As appropriate, the Committee will obtain advice and assistance from outside legal, accounting or other advisors at the Company's expense.

MEETINGS

The Committee will establish its own schedule and will meet at least one (1) time each fiscal quarter.

The Committee will meet separately with members of the Company's management, internal auditors (or other persons responsible for the Company's internal audit function) and the Company's independent auditors at such times as the Committee deems appropriate.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

18

MINUTES

The Committee will maintain written minutes of its meetings, such minutes will be filed with the minutes of the meetings of the Board.

19

REXHALL INDUSTRIES, INC.

PROXY FOR THE
ANNUAL MEETING OF SHAREHOLDERS
December 29, 2004

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby designates WILLIAM J. REX, and CHERYL L. REX, or either of them, and hereby authorizes each of them to represent and vote as designated below, all the common shares of Rexhall Industries, Inc. held of record by the undersigned on November 16, 2004, at the Annual Shareholders meeting of the Corporation to be held at the Corporate Offices, 46147 7th Street West, Lancaster, California 93534 on December 29, 2004 at 11:00AM PDT, and any adjournment thereof, as directed herein, or in the absence of direction and as to any other matters which may come before the meeting, in the discretion of said proxies as follows:

The Board of Directors recommends a vote FOR each director listed in Item 1
-and-
a vote FOR the ratification of Cacciamatta Accountancy Corporation in Item 2.

PLEASE SIGN AND DATE ON REVERSE SIDE

DETACH PROXY CARD HERE

1. The election as directors of the Company of the five (5) persons listed below, as a group.
☐ FOR            ☐ AGAINST
William J. Rex	Robert A. Lopez	Dr. Dennis K. Ostrom	Anthony J. Partipilo	James C. Rex
(You may withhold authority to vote for any nominee by lining through or otherwise striking his name)

2.	To ratify the appointment of Cacciamatta Accountancy Corporation as the independent auditors for the year ending December 31, 2004.

 ☐ FOR            ☐ AGAINST            ☐ ABSTAIN

3.	To transact such other business as may properly come before the meeting and any continuation or any adjournment thereof.

Proxies signed and returned without checking any boxes will be effective as votes FOR approval.

Please sign exactly as your name appears on your certificates, with all persons signing on jointly held certificates. A proxy executed by a corporation should be signed in its name by an authorized officer.

Dated:____________________________, 2004

Signature of Shareholder

Signature of Shareholder

Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope